AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Amended and Restated Employment Agreement dated July 7, 2022 (the “Employment Agreement”), by and between Prime Medicine, Inc., a Delaware corporation (the “Company”), and Keith Gottesdiener (“Executive”), is made as of July 6, 2023.

W I T N E S S E T H.

WHEREAS, the Company and the Executive desire to amend the Employment Agreement in order to modify Section 2(d) to extend the Executive’s commuting benefits; and

WHEREAS, in connection with such change and effective as of the date hereof, the parties wish to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Section 2(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Commuting Costs. For the Term of this Agreement, the Company shall pay for or reimburse the Executive for all reasonable and properly documented commuting expenses incurred by him in connection with his commute between Cambridge, Massachusetts and New York, New York. All required payments are subject to legally required tax withholdings.”

2.Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

3.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

4.This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to such State’s conflicts of law principles.

5.This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PRIME MEDICINE, INC.

By:    /s/ Kaye Foster     Name: Kaye Foster
Title: Director & Compensation Committee Chair

EXECUTIVE

    By: /s/ Keith M. Gottesdiener
Keith M. Gottesdiener, M.D.